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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

Name                                                      State of Incorporation
- ----                                                      ----------------------

ADS, Inc.                                                   Oklahoma

County Disposal, Inc.                                       Delaware

American Disposal Services of Kansas, Inc.                  Kansas*

American Disposal Services of Missouri, Inc.                Missouri*

Tate's Transfer Systems, Inc.                               Oklahoma*

Pittsburg County Landfill, Inc.                             Delaware*

County Disposal (Illinois), Inc.                            Delaware*

County Disposal (Ohio), Inc.                                Delaware**

County Landfill, Inc.                                       Delaware**

Southwest Waste, Inc.                                       Missouri*


*    Indirect Ownership through ADS, Inc.
**   Indirect Ownership through County Disposal, Inc.